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                                                                Exhibit 10.146

                               ALPHA MICROSYSTEMS

                  AGREEMENT TO GRANT NONQUALIFIED STOCK OPTION

  (AUTOMATIC ADDITIONAL OPTION GRANT PURSUANT TO DIRECTORS' STOCK OPTION PLAN)




                 THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is entered into effective as of July 14, 1995 (the "Automatic Grant Date") by and between ALPHA MICROSYSTEMS, a California corporation (the "Company"), and Clarke E. Reynolds ("Director"). Unless otherwise defined herein, capitalized words used in this Agreement shall have the same meaning as such terms are defined in the Company's Directors' 1993 Stock Option Plan (the "Plan").


                               R E C I T A L S :



                 A. The Company has adopted and the shareholders of the Company have approved the Plan.

                 B. Pursuant to the terms of the Plan, Directors of the Company who satisfy certain conditions receive an automatic grant of Options to purchase Common Stock of the Company.

                 C. The Company and Director execute this Agreement to reflect the terms of an automatic grant.

                 NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Automatic Grant. Pursuant to the terms of the Plan, Director is granted as of the Automatic Grant Date an option to purchase Two Thousand Five Hundred (2,500) Shares of the Company's Common Stock, at One Dollar Twenty Five Cents ($1.25) per share, which is equal to one hundred percent (100%) of the Fair Market Value of a share of the Company's Common Stock on the Automatic Grant Date.

                 2. Exercise Period of Option. Subject to Section 4 below, the Options reflected herein shall become exercisable in cumulative increments at the following times and in the following amounts:
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                          (a)     With respect to 50% of the underlying shares
         of Common Stock, as of the day immediately prior to the first annual meeting of shareholders after the Automatic Grant Date;

                          (b) With respect to an additional 25% of the underlying shares of Common Stock, as of the day immediately prior to the second annual meeting of shareholders after the Automatic Grant Date; and

                          (c) With respect to an additional 25% of the underlying shares of Common Stock, on the day immediately prior to the third annual meeting of shareholders after the Automatic Grant Date.

                 The options granted hereunder shall lapse and expire five (5) years from the date of this Agreement.

                 Notwithstanding the foregoing but still subject to Section 4 below, this option shall automatically become fully exercisable upon a "change in control" of the Company," as such term is defined in Section 2(d) of the Company's Directors' Stock Option Plan.

                 3. Exercise. This option may be exercised on the terms and conditions contained herein by giving ten (10) days' prior written notice of exercise to the Company, specifying the number of shares to be purchased and the price to be paid therefor and delivering a check in the amount of the purchase price payable to the Company. The purchase price may also be paid, in whole or in part, by delivery to the Company of outstanding shares of the Company's Common Stock valued at Fair Market Value, as defined in the Company's Directors' Stock Option Plan.

                 Director agrees, as a condition to the exercise of this Option, to make appropriate arrangements with the Company for the satisfaction of any Federal, state or local income tax withholding requirements and Federal social security employment tax requirements applicable to the exercise of this Option or the sale of Shares acquired under this Option.

                 4. Cessation of Directorship. No Option may be exercised after Director ceases to be a director except to the extent that the Option was exercisable at the time of such cessation. No Option may be exercised after its term expires or is otherwise canceled.

                          (a) Death. If Director dies while he is a director of the Company, or having ceased to be a director, but during the period during which he could have exercised the Option under this Agreement, and has not fully exercised this Option, then this Option may be exercised in full, at any time within twelve (12) months after the Director's death by the executor or administrator of his estate or

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         by any person or persons who have acquired this option directly from the Director by bequest or inheritance, but only to the extent that, at the date of death, the Director's right to exercise this option had accrued and had not been forfeited pursuant to the terms of this Agreement and had not been previously exercised.

                          (b) Disability. If Director ceases active service by reason of Disability, Director shall have the right to exercise this Option at any time within twelve (12) months after such cessation of directorship, but only to the extent that, at the date of such cessation of directorship, Director's right to exercise this Option had accrued pursuant to the terms of this Agreement and had not previously been exercised.

                          (c) Other Reasons. If Director ceases to be a Director for any reason other than those mentioned above in subsections (a) or (b), Director shall have the right, subject to the restrictions referred to in this Section 4 to exercise the Option at any time within thirty (30) days following such cessation, discharge or termination but, only to the extent that, at the date of cessation, discharge or termination, the Optionee's right to exercise such Option had accrued pursuant to the terms hereunder and had not previously been exercised.

                          (d) Change in Control. If any Change in Control of the Company should occur, then the exercise dates of the Options granted pursuant to this Agreement shall automatically accelerate and all Options granted under this Agreement shall become exercisable in full. However, in no event shall any Option be exercisable after the date of termination of this exercise period of such Option specified in Sections 2(a), 2(b) or 2(c) above.

                 5. Transferability. During the lifetime of Director, this Option shall be exercisable only by Director and shall not be assignable or transferable. In the event of Director's death, this Option shall not be transferable by Director other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this Option or right hereunder, shall be null and void and, at the Company's option, shall cause all of Director's rights hereunder to terminate.

                 6. Securities Act and Other Regulatory Requirements. This option is not exercisable, in whole or in part, and the Company is not obligated to sell any share of the Company's Common Stock subject to this Option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (or any other federal or state statutes having similar requirements) as it may be in effect at that time.


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                 The Board of Directors of the Company may require as a
condition of issuance of any shares under this option that Director furnish a written representation that he or she is acquiring the shares for investment and not with a view to distribution to the public.

                 The Board of Directors of the Company may decide, in its sole discretion, that the listing or qualification of the shares of stock subject to the option under any securities exchange requirements or under any applicable law is necessary or desirable. If such a decision is made, this Option shall not be exercisable in whole or in part unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

                 7. Rights as a Shareholder. Director shall have no rights as a shareholder with respect to any Shares covered by his Option hereunder until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

                 8. Six-Month Holding Period. Neither this Option nor any Share issuable upon exercise of this Option, may be sold or otherwise disposed of prior to the date that is six (6) months and one (1) day following the Automatic Grant Date.

                 9. Recapitalizations. Subject to any required action by shareholders, the number of Shares covered by this Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

                 Subject to any required action by shareholders, if the Company is the surviving corporation in any merger or consolidation, this Option shall pertain and apply to the securities to which a holder of the number of Shares subject to this Option would have been entitled. If the Company is not the surviving corporation in any merger or consolidation, then this Option shall be fully vested and exercisable until five (5) days prior to such merger or consolidation (but shall terminate thereafter) unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or the substitution for this Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. A dissolution or liquidation of the Company shall cause this Option to terminate.

                 Except as expressly provided in this Section 9, the Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the


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payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to this Option.

                 The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                 10. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

                 11. Paragraph Headings. Paragraph headings are for convenience only and are not part of the context.

                 12. Terms of Plan. This Agreement shall be subject to all of the provisions of the Directors' Stock Option Plan of the Company, as amended from time to time, and such provisions are incorporated herein by this reference. In the event of any conflict between the terms and provisions of this Agreement and the terms or provisions of the Plan, the provisions of the Plan shall prevail.

                 13. Non-Qualified Stock Option. This option is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

                                            ALPHA MICROSYSTEMS



                                            By:  /s/    DOUGLAS J. TULLIO
                                                 ---------------------------
                                                 Name:  Douglas J. Tullio
                                                 Title: President and Chief
                                                        Executive Officer


                                            DIRECTOR:

                                             /s/  CLARKE E. REYNOLDS
                                            ---------------------------
                                                  Clarke E. Reynolds


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